Exhibit 99.1

LeMaitre Q2 2024 Financial Results

BURLINGTON, MA, August 1, 2024 - LeMaitre (Nasdaq:LMAT), a provider of vascular devices, implants and services, today reported Q2 2024 results, announced a $0.16/share quarterly dividend and provided guidance.

Q2 2024 Financial Results

●	Sales $55.8mm, +11% (+12% organic) vs. Q2 2023
●	Gross margin 68.9%, +490 bps
●	Op. income $14.4mm, +52%
●	Op. margin 26%
●	Net income $11.8mm, +46%
●	Earnings per diluted share $0.52, +44%
●	Cash up $4.8mm sequentially to $113.1mm

Allografts (+30%), bovine patches (+12%) and carotid shunts (+22%) led Q2 sales growth. APAC sales increased 20%, EMEA 13% and the Americas 10%.

The gross margin increased to 68.9% (vs. 64.0% in Q2 2023), driven by manufacturing efficiencies and higher average selling prices.

Operating income of $14.4mm was up 52% vs. Q2 2023. Operating expenses grew 6% year-over-year due to restrained headcount growth and reduced regulatory spending. 144 sales reps were on staff at quarter end.

Chairman/CEO George LeMaitre said “2024 is shaping up to be another year of healthy sales and profit growth. Increased guidance now implies a 23% op. margin in 2024, vs. 19% in 2023.”

Business Outlook

	Q3 2024 Guidance	Full Year 2024 Guidance
Sales	$52.7mm - $54.7mm (Mid: $53.7mm, +13%, +14% Org.)	$216.8mm - $220.8mm (Mid: $218.8mm, +13%, + 13% Org.)
Gross Margin	68.0%	68.4%
Op. Income	$11.3mm - $12.7mm (Mid: $12.0mm, +31%)	$49.7mm - $52.5mm (Mid $51.1mm, +39%) (Mid: $51.1mm, +37% Ex-Special)*
Op. Margin (Mid)	22%	23%
EPS	$0.42 - $0.46 (Mid: $0.44, +32%)	$1.82 - $1.91 (Mid: $1.86, +39%) (Mid: $1.86, +37% Ex-Special)*

*Special charges in 2023 were related to the St. Etienne factory closure.

Quarterly Dividend

On July 25, 2024, the Company's Board of Directors approved a quarterly dividend of $0.16/share of common stock. The dividend will be paid on August 29, 2024, to shareholders of record on August 15, 2024.

Share Repurchase Program

On February 21, 2024, the Company's Board of Directors authorized the repurchase of up to $50.0mm of the Company’s common stock. The repurchase program may be suspended or discontinued at any time and will conclude on February 21, 2025, unless extended by the Board.

Conference Call Reminder

Management will conduct a conference call at 5:00pm ET today. The conference call will be broadcast live over the Internet. Individuals interested in listening to the webcast can log on to the Company's website at www.lemaitre.com/investor. Access to the live call is available by registering online here. All registrants will receive dial-in information and a PIN allowing them to access the live call. The audio webcast can also be accessed live or via replay through a webcast at www.lemaitre.com/investor. For individuals unable to join the live conference call, a replay will be available on the Company's website.

A reconciliation of GAAP to non-GAAP results is included in the tables attached to this release.

About LeMaitre

LeMaitre is a provider of devices, implants and services for the treatment of peripheral vascular disease, a condition that affects more than 200 million people worldwide. The Company develops, manufactures and markets disposable and implantable vascular devices to address the needs of its core customer, the vascular surgeon.

LeMaitre is a registered trademark of LeMaitre Vascular, Inc. This press release may include other trademarks and trade names of the Company.

For more information about the Company, please visit www.lemaitre.com.

Use of Non-GAAP Financial Measures

LeMaitre management believes that in order to better understand the Company's short- and long-term financial trends, investors may wish to consider certain non-GAAP financial measures as a supplement to financial performance measures prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and do not have standardized meanings. These non-GAAP measures result from facts and circumstances that may vary in frequency and/or impact on continuing operations. Non-GAAP measures should be considered in addition to, and not as a substitute for, financial performance measures in accordance with GAAP. In addition to the description provided below, reconciliation of GAAP to non-GAAP results is provided in the financial statement tables included in this press release.

In this press release, the Company has reported non-GAAP sales growth percentages after adjusting for the impact of foreign currency exchange, business development transactions, and/or other events, including EBITDA. This press release also provides guidance for operating income and EPS excluding the special charge relating to the closure of our St. Etienne factory and revenue related to the Aziyo distribution agreement. The Company refers to the calculation of non-GAAP sales growth percentages as "organic." The Company analyzes non-GAAP sales on a constant currency basis, net of acquisitions and other non-recurring events, and the aforementioned non-GAAP profitability measures to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, and acquisitions, divestitures, product discontinuations, factory closures, and other strategic transactions are episodic in nature and are highly variable to the reported sales results, the Company believes that evaluating growth in sales on a constant currency basis net of such transactions provides an additional and meaningful assessment of sales to management. The Company believes that the presentation of guidance described above for sales, operating income and EPS provides an alternative and meaningful view of the Company’s profitability.

Forward-Looking Statements

The Company's current financial results, as discussed in this release, are preliminary and unaudited, and subject to adjustment. This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding the Company's business that are not historical facts may be "forward-looking statements" that involve risks and uncertainties. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties that could cause actual results to differ from the results expected, including, but not limited to, companies that develop products or services that may impact the use of our products such as drugs to treat diabetes or weight loss; the risks from competition from other companies; the status of our global regulatory approvals and compliance with regulatory requirements to market and sell our products both in the U.S. and outside of the U.S.; risks related to product demand and market acceptance of the Company’s products and pricing; risks from implementing a new enterprise resource planning system; the risk of significant fluctuations in our quarterly and annual results due to numerous factors; the risk that we may not be able to maintain our recent levels of profitability; our reliance on sole source suppliers; disruptions or breaches of information technology systems; the risk that the Company may not realize the anticipated benefits of its strategic activities; the risk that assumptions about the market for the Company’s products and the productivity of the Company’s direct sales force and distributors may not be correct; the acceleration or deceleration of product growth rates; the risk that a recall of our products could result in significant costs or negative publicity; the risk that the Company is not successful in transitioning to a direct-selling model in new territories and other risks and uncertainties included under the heading "Risk Factors" in our most recent Annual Report on Form 10-K, as updated by our subsequent filings with the SEC, which are all available on the Company's investor relations website at http://www.lemaitre.com and on the SEC's website at http://www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACT:

J.J. Pellegrino, CFO, LeMaitre
781-425-1691
jjpellegrino@lemaitre.com

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)

	June 30, 2024	December 31, 2023
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$22,268	$24,269
Short-term marketable securities	90,831	80,805
Accounts receivable, net	30,822	25,064
Inventory and other deferred costs	63,673	58,080
Prepaid expenses and other current assets	5,217	6,380
Total current assets	212,811	194,598

Property and equipment, net	23,117	21,754
Right-of-use leased assets	17,294	18,027
Goodwill	65,945	65,945
Other intangibles, net	38,767	41,711
Deferred tax assets	1,028	1,003
Other assets	4,117	3,740

Total assets	$363,079	$346,778

Liabilities and stockholders' equity

Current liabilities:
Accounts payable	$1,995	$3,734
Accrued expenses	20,785	23,650
Acquisition-related obligations	75	24
Lease liabilities - short-term	2,591	2,471
Total current liabilities	25,446	29,879

Lease liabilities - long-term	15,818	16,624
Deferred tax liabilities	104	107
Other long-term liabilities	2,179	2,268
Total liabilities	43,547	48,878

Stockholders' equity
Common stock	240	239
Additional paid-in capital	208,689	200,755
Retained earnings	129,961	115,430
Accumulated other comprehensive loss	(5,094)	(4,625)
Treasury stock	(14,264)	(13,899)
Total stockholders' equity	319,532	297,900

Total liabilities and stockholders' equity	$363,079	$346,778

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(amounts in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the six months ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023

Net sales	$55,849	$50,115	$109,327	$97,190
Cost of sales	17,381	18,029	34,194	34,221

Gross profit	38,468	32,086	75,133	62,969

Operating expenses:
Sales and marketing	10,984	10,216	22,670	21,113
General and administrative	8,820	7,722	17,833	15,654
Research and development	4,284	4,516	8,376	8,391
Restructuring	-	180	-	485
Total operating expenses	24,088	22,634	48,879	45,643

Income from operations	14,380	9,452	26,254	17,326

Other income (expense):
Interest income	1,137	682	2,138	1,250
Foreign currency gain (loss)	(11)	185	(89)	(240)

Income before income taxes	15,506	10,319	28,303	18,336

Provision for income taxes	3,680	2,221	6,590	4,198

Net income	$11,826	$8,098	$21,713	$14,138

Earnings per share of common stock
Basic	$0.53	$0.36	$0.97	$0.64
Diluted	$0.52	$0.36	$0.96	$0.63

Weighted - average shares outstanding:
Basic	22,458	22,213	22,412	22,162
Diluted	22,725	22,451	22,657	22,371

Cash dividends declared per common share	$0.16	$0.14	$0.32	$0.28

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)
SELECTED NET SALES INFORMATION
(amounts in thousands)
(unaudited)

	For the three months ended				For the six months ended
	June 30, 2024		June 30, 2023		June 30, 2024		June 30, 2023
	$	%	$	%	$	%	$	%
Net Sales by Geography
Americas	$36,907	66%	$33,507	67%	$72,152	66%	$65,633	67%
Europe, Middle East and Africa	15,298	27%	13,580	27%	29,693	27%	25,857	27%
Asia Pacific	3,644	7%	3,028	6%	7,482	7%	5,700	6%
Total Net Sales	$55,849	100%	$50,115	100%	$109,327	100%	$97,190	100%

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)
NON-GAAP FINANCIAL MEASURES
(amounts in thousands)
(unaudited)

	For the three months ended		For the six months ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Reconciliation between GAAP and Non-GAAP EBITDA
Net income as reported	$11,826	$8,098	$21,713	$14,138
Interest income	(1,137)	(682)	(2,138)	(1,250)
Amortization and depreciation expense	2,384	2,326	4,766	4,677
Provision for income taxes	3,680	2,221	6,590	4,198

EBITDA	$16,753	$11,963	$30,931	$21,763

EBITDA percentage increase		40%		42%

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)
NON-GAAP FINANCIAL MEASURES
(amounts in thousands)
(unaudited)

Reconciliation between GAAP and Non-GAAP sales growth:
For the three months ended June 30, 2024
Net sales as reported	$55,849
Net distribution sales (non-organic)	(348)
Impact of currency exchange rate fluctuations	394
Adjusted net sales		$55,895

For the three months ended June 30, 2023
Net sales as reported	$50,115
Adjusted net sales		$50,115

Adjusted net sales increase for the three months ended June 30, 2024		$5,780	12%

Reconciliation between GAAP and Non-GAAP projected sales growth:
For the three months ending September 30, 2024
Net sales per guidance (midpoint)	$53,710
Impact of currency exchange rate fluctuations	238
Adjusted projected net sales		$53,948

For the three months ended September 30, 2023
Net sales as reported	$47,411
Adjusted net sales		$47,411

Adjusted projected net sales increase for the three months ending September 30, 2024		$6,537	14%

Reconciliation between GAAP and Non-GAAP projected sales growth:
For the year ending December 31, 2024
Net sales per guidance (midpoint)	$218,847
Net distribution sales (non-organic)	(1,612)
Impact of currency exchange rate fluctuations	450
Adjusted projected net sales		$217,685

For the year ended December 31, 2023
Net sales as reported	$193,484
Adjusted net sales		$193,484

Adjusted projected net sales increase for the year ending December 31, 2024		$24,201	13%

Reconciliation between GAAP and Non-GAAP projected operating income:
For the year ending December 31, 2024
Operating income per guidance (midpoint)	$51,096
Adjusted projected operating income		$51,096

For the year ended December 31, 2023
Operating income as reported	$36,712
Impact of special charge	485
Adjusted operating income		$37,197

Adjusted projected operating income increase for the year ending December 31, 2024		$13,899	37%

Reconciliation between GAAP and Non-GAAP projected EPS:
For the year ending December 31, 2024
EPS per guidance (midpoint)	$1.86
Adjusted EPS		$1.86

For the year ended December 31, 2023
EPS as reported	$1.34
Impact of special charge	0.02
Adjusted EPS		$1.36

Adjusted projected EPS increase for the year ending December 31, 2024		$0.50	37%